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                                                                     EXHIBIT 5.1
                                                                 Form of Opinion


                           JONES, DAY, REAVIS & POGUE
                                 77 West Wacker
                             Chicago Illinois, 60601
                                 (212) 782-3939


                                November __, 2000

Allied Riser Communications Corporation
1700 Pacific Avenue, Suite 400
Dallas, Texas  75201


              Re:      $150,000,000 Aggregate Principal Amount of
                       7.50% Convertible Subordinated Notes Due 2007 of Allied Riser Communications Corporation

Ladies and Gentlemen:

         We have acted as counsel to Allied Riser Communications Corporation, a Delaware corporation (the "Company"), in connection with the registration for resale, on the Company's registration statement on Form S-3 (the Form S-3 including any amendments, supplements or successor forms thereto, referred to as the "Registration Statement") filed by the Company under the Securities Act of 1933 (the "Act"), by certain selling security holders listed in the Registration Statement of $150,000,000 aggregate principal amount of the Company's 7.50% Convertible Subordinated Notes due 2007 (the "Notes"), the shares of common stock, par value $.0001 per share of the Company (the "Common Stock"), issuable upon conversion of the Notes (the "Conversion Shares") and the shares of Common Stock issuable in lieu of the payment of cash dividends on the Notes (the "Interest Shares", and together with the Notes and the Conversion Shares, referred to as the "Securities"). In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act,
(ii) the Conversion Shares and the Interest Shares will be issued and the Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus, and (iii) the Indenture will have been duly qualified under the Trust Indenture Act of 1939.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based upon such examination, but subject to the assumptions set forth below, we are of the opinion that (i) the Notes have been duly authorized, executed by proper officers of the Company, authenticated by the Trustee, and delivered by the Company, and are validly issued and binding obligations of the Company, entitled to the benefits


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Allied Riser Communications Corporation
November ___, 2000
Page 2


of the Indenture dated as of June 28, 2000 ("Indenture") between the Company and Wilmington Trust Company ("Trustee"), (ii) to the extent the Conversion Shares are issued in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable, and (iii) when the Board of Directors and the stockholders of the Company have taken all necessary further action to approve the issuance of the Interest Shares and related matters and such Interest Shares have been issued in accordance with such authorizations and the provisions of the Indenture, such Interest Shares will be duly authorized, validly issued, fully paid and nonassessable.

         In rendering the opinions expressed herein, we have assumed without any independent investigation: (i) that all signatures on all documents examined by us are genuine and that, where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such document had authority to do so, (ii) the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the accuracy and completeness of all corporate records made available to us by the Company and correctness of public files, records and certificates of, or furnished by, government or regulatory agencies or authorities, (iv) that the Indenture is the valid and binding obligation of the Trustee, and (v) the full and proper payment to the Company for the Notes being registered in the Registration Statement.

         In rendering this opinion, we have relied as to certain factual matters upon statements or certificates of representatives of the Company and of the Trustee under the Indenture and statements or certificates of public officials, and we have not independently checked or verified the accuracy of such statements or certificates. This opinion is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, as in effect on the date hereof. We express no opinion with respect to the blue sky or securities laws of any state, including New York and Delaware.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.


                                             Very truly yours,

                                             /s/  Jones, Day, Reavis & Pogue